Exhibit 99.2

Associated Estates Realty Corporation First Quarter 2008 Earnings Release and Supplemental Financial Data

Summer Ridge Apartments 5545 Summer Ridge Blvd Kalamazoo, MI 49009 Tel: (269) 343-1355 WebSite: www.summerridgeapartments.com

Summer Ridge community features a wide array of amenities such as a swimming pool, indoor and outdoor spas, cardio fitness center, basketball court, lighted tennis court, sand volleyball court, clubhouse, picnic area with grill, walking trails and more – all within five minutes of the Western Michigan University campus.  Summer Ridge is surrounded by natural beauty, giving the community a very peaceful and relaxing feel.  This community is in close proximity to the finest in shopping, dining and entertainment, as well as major freeways.

Associated Estates Realty Corporation	Phone: (216) 261-5000
1 AEC Parkway	Fax: (216) 289-9600
Richmond Heights, Ohio 44143-1467	Web Site: www.aecrealty.com

Investor contact: Michael Lawson
Vice President of Investor Relations
(216) 797-8798
mlawson@aecrealty.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2008 performance, which are based on certain assumptions.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release.  These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the ability of the Company to consummate the sale of properties pursuant to its current plan, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; the ability of the Company to refinance debt on favorable terms at maturity; the ability of the Company to defease or prepay debt pursuant to its current plan; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenue; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as environmental liabilities, among others; changes in or termination of contracts relating to third party management and advisory business; risks related to the Company's joint ventures; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which  they are located; and the Company's ability to acquire properties at prices consistent with our investment criteria.

Associated Estates Realty Corporation First Quarter 2008 Supplemental Financial Data

2

Associated Estates Realty Corporation First Quarter Earnings

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FIRST QUARTER RESULTS
Ahead of Expectations
Raises Guidance

Cleveland, Ohio - April 29, 2008 - Associated Estates Realty Corporation (NYSE: AEC) today reported net income available to common shareholders of $37.4 million or $2.32 per common share (basic and diluted), for the first quarter ended March 31, 2008, compared with net loss available to common shareholders of $812,000 or $0.05 per common share (basic and diluted), for the first quarter ended March 31, 2007.  The first quarter 2008 and 2007 results included income available to common shareholders from discontinued operations of $41.6 million and $5.6 milllion or $2.58 and $0.33 per share, respectively.

Funds from operations (FFO) for the quarter were $0.22 per common share (basic and diluted), compared with $0.14 per common share (basic and diluted), for the first quarter ended March 31, 2007. FFO adjusted for defeasance and other prepayment costs ("FFO as adjusted") was $0.34 per share (basic and diluted) for the first quarter of 2008 compared to $0.29 for the first quarter of 2007.

"Our core operations performed better than expected. Occupancy remained stable and we were able to achieve rental increases for both new leases and lease renewals," said John Shannon, Senior Vice President of Operations.

A reconciliation of net income (loss) to FFO and FFO as adjusted applicable to common shares is included on page 10.

Total revenue for the quarter was $32.1 million compared with $30.7 million for the first quarter of 2007, an increase of 4.6 percent.

 Same Community Portfolio Results

Total revenue for the quarter from the Company's same community portfolio was up 3.7 percent, and total property operating expenses for the same community portfolio increased 3.7 percent, resulting in a 3.6 percent increase in net operating income (NOI), compared with the first quarter of 2007.  Physical occupancy was 95.0 percent at the end of the first quarter of 2008 compared with 96.0 percent at the end of the first quarter of 2007.  For the first quarter, the average net rent collected per unit for the same community properties increased 3.1 percent to $831 per month, verus $806 per month for the first quarter of 2007.   Net rent collected per unit for the Company’s same community Midwest portfolio grew 4.1 percent, while net rent collected per unit for the Company’s same community properties in the Mid-Atlantic/Southeast markets grew 1.1 percent.

Additional quarterly financial information, including performance by region for the Company's portfolio, is included on pages 14 through 18.

3

Associated Estates Realty Corporation First Quarter Earnings

Dispositions

During the quarter, the Company sold its Toledo, Ohio portfolio, which was comprised of 4 properties and 1,060 units, for $47.0 million, which represented an overall capitalization rate of approximately 7 percent, based on trailing 12 month net operating income and after $800 per unit in capital expenditures and a 3 percent management fee. Also during the quarter, the Company sold ten of its eleven affordable housing properties, totaling 995 units, for approximately $41.3 million, which represented an overall capitalization rate of approximately 8.5 percent after $700 per unit in capital expenditures and a 3 percent management fee. Subsequent to quarter end, the Company completed the sale of its remaining wholly owned affordable property for a sales price of $3.5 million.

Acquisitions

On April 22, 2008, the Company announced that it had completed the purchase of 2 Class A properties in Richmond, Virginia, totaling 536 units. The properties were completed in 2005 and 2006. With the addition of these two properties, the Company’s Virginia portfolio now totals 804 units.

Debt Structure

During the quarter, the Company repaid approximately $32.0 million of Commercial Mortgage Backed Securities (CMBS) debt at par with a coupon of 7.9 percent. The Company has no further scheduled maturities in 2008. Additionally, the Company defeased $11.0 million of CMBS debt associated with the sale of a property in the Toledo portfolio. As of March 31, 2008, the Company’s $506.1 million debt balance included 90.5 percent of fixed rate debt with a weighted average interest rate of 6.6 percent.  The Company’s weighted average debt maturity is 5.2 years.

2008 FFO as Adjusted Outlook

The Company is increasing its expectations for full year FFO as adjusted, which excludes defeasance and other prepayment costs, to a range of $1.22 to $1.26 per share, up from the Company's previous guidance of $1.18 to $1.22 per share.  Assumptions relating to the Company's earnings guidance can be found on page 20.

Conference Call

A conference call to discuss the results will be held today, Tuesday, April 29, 2008 at 2:00 p.m. (ET). To participate in the call:

Via Telephone: The dial in number is 800-860-2442 and the pass code is "Estates."

Via the Internet (listen only): Access the Company's website at www.aecrealty.com.  Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  Select the "Register for AEC’s Conference Call" link on the left hand side of the page and follow the brief instructions to register for the event.  The webcast will be archived through May 13, 2008.

4

Associated Estates Realty Corporation Financial and Operating Highlights For the Three Months Ended March 31, 2008 and 2007 (Unaudited; in thousands, except per share and ratio data)

	Three Months Ended
	March 31,
OPERATING INFORMATION	2008	2007

Total revenue	$32,121	$30,685
Property revenue	$31,431	$27,375
Net income (loss) applicable to common shares	$37,445	$(812)
Per share - basic and diluted	$2.32	$(0.05)

Funds From Operations (FFO) (1)	$3,515	$2,336

FFO as adjusted (1)	$5,474	$4,999

FFO per share - basic and diluted	$0.22	$0.14

FFO as adjusted per share - basic and diluted	$0.34	$0.29

Funds Available for Distribution (FAD) (1)	$5,072	$4,599

Dividends per share	$0.17	$0.17

Payout ratio - FFO	77.3%	121.4%
Payout ratio - FFO as adjusted	50.0%	58.6%
Payout ratio - FAD	54.8%	63.0%

General and administrative expense	$3,528	$2,712
Interest expense (2)	$8,804	$8,316
Interest coverage ratio (3)	1.74	1.69
Fixed charge coverage ratio (4)	1.55	1.49
General and administrative expense to property revenue	11.2%	9.9%
Interest expense to property revenue	28.0%	30.4%
Property NOI (5)	$18,192	$15,687
ROA (6)	8.1%	8.2%
Same community revenue increase	3.7%	5.0%
Same community expense increase (decrease)	3.7%	(0.8)%
Same community NOI increase	3.6%	9.8%
Same community operating margins	57.3%	57.3%

(1)	See page 10 for a reconciliation of net income (loss) applicable to common shares to these non-GAAP measurements and page 21 for the Company's definition of these non-GAAP measurements.

(2)	Excludes amortization of financing fees of $329 for 2008 and $226 for 2007. Also, it excludes $2,663 of defeasance and other prepayment costs for 2007.

(3)

Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance, other prepayment and/or preferred repurchase costs.  See page 22 for a reconciliation of net income (loss) available to common shareholders to EBITDA and for the Company's definition of EBITDA.

(4)	Represents interest expense and preferred stock dividend payment coverage, excluding defeasance, and/or other prepayment costs.

(5)	See page 23 for a reconciliation of net income to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(6)	ROA is calculated as trailing twelve month Property NOI divided by average gross real estate assets.

5

Associated Estates Realty Corporation Financial and Operating Highlights First Quarter 2008 (Unaudited; in thousands, except per share and ratio data)

	March 31,	December 31,
MARKET CAPITALIZATION DATA	2008	2007

Net real estate assets	$615,683	$659,586
Total assets	$665,991	$686,796

Debt	$506,101	$556,695
Minority interest	$1,829	$1,829
Preferred stock - 8.70% Class B Cumulative Redeemable Preferred Shares	$55,213	$55,213
Total shareholders' equity	$123,080	$89,786

Common shares outstanding	16,379	16,354
Share price, end of period	$11.44	$9.44

Total market capitalization (1)	$750,756	$768,358

Undepreciated book value of real estate assets (2)	$880,474	$965,013

Debt to undepreciated book value of real estate assets	57.5%	57.7%
Debt and preferred stock to undepreciated book value of real estate assets	63.8%	63.4%
Debt to total market capitalization (1)	67.7%	72.7%

Annual dividend	$0.68	$0.68

Annual dividend yield based on share price, end of period	5.9%	7.2%

(1)	Includes the Company's share of unconsolidated debt of $2,066 and $2,068 as of March 31, 2008 and December 31, 2007.

(2)	Includes $4,724 of undepreciated real estate associated with one property classified as held for sale at March 31, 2008.

6

Associated Estates Realty Corporation Financial and Operating Highlights First Quarter 2008

			Average Age
		Number	of Owned
PORTFOLIO INFORMATION	Properties	of Units	Properties

Company Portfolio:
Directly owned:
Same Community Midwest	36	8,212	16
Same Community Mid-Atlantic/Southeast	10	2,813	16
Total Same Community	46	11,025	16

Acquisitions (1)	2	1,111	6
Total directly owned	48	12,136	15
Directly owned Affordable Housing (2)	1	151	44
Total directly owned	49	12,287	15
Joint Ventures:
Affordable Housing	1	108
Third Party Managed:
Affordable Housing	1	85
Market Rate	2	531
Total Third Party Managed	3	616
Total Company Portfolio	53	13,011

(1)	On April 21, 2008, the Company completed the purchase of two properties located in Richmond, Virginia, containing 536 units.

(2)	On April 25, 2008, the Company completed the sale of this property.

7

Associated Estates Realty Corporation Condensed Consolidated Balance Sheets First Quarter 2008 (Unaudited; dollar amounts in thousands)

	March 31,	December 31,
	2008	2007
ASSETS

Real estate assets
Investment in real estate	$874,961	$964,292
Construction in progress	789	721
Less: accumulated depreciation	(261,002)	(305,427)
	614,748	659,586
Real estate associated with property held for sale, net	935	-

Real estate, net	615,683	659,586
Cash and cash equivalents	2,911	1,549
Restricted cash	29,278	6,730
Other assets	18,119	18,931
Total assets	$665,991	$686,796

LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage notes payable	$467,321	$510,915
Unsecured revolving credit facility	13,000	20,000
Unsecured debt	25,780	25,780
Total debt	506,101	556,695
Accounts payable, accrued expenses and other liabilities	34,981	38,486
Total liabilities	541,082	595,181

Operating partnership minority interest	1,829	1,829

Shareholders' equity
Preferred shares, without par value; 9,000,000 shares authorized: 8.70%
Class B Series II cumulative redeemable, $250 per share liquidation preference, 232,000 issued and 220,850 outstanding at
March 31, 2008 and December 31, 2007	55,213	55,213
Common shares, without par value, $.10 stated value; 41,000,000 authorized; 22,995,763 issued and 16,378,722 and 16,353,700
outstanding at March 31, 2008 and December 31, 2007, respectively	2,300	2,300
Paid-in capital	281,008	281,152
Accumulated distributions in excess of accumulated net income	(145,774)	(180,436)
Accumulated other comprehensive loss	(2,743)	(1,050)
Less: Treasury shares, at cost, 6,617,041 and 6,642,063 shares
at March 31, 2008 and December 31, 2007, respectively	(66,924)	(67,393)
Total shareholders' equity	123,080	89,786
Total liabilities and shareholders' equity	$665,991	$686,796

8

Associated Estates Realty Corporation Consolidated Statements of Operations Three Months Ended March 31, 2008 and 2007 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended
	March 31,
	2008	2007
REVENUE
Property revenue	$31,431	$27,375
Management and service company revenue:
Fees, reimbursements and other	553	2,694
Painting services	137	616
Total revenue	32,121	30,685

EXPENSES
Property operating and maintenance	13,239	11,688
Depreciation and amortization	8,548	6,617
Direct property management and service company expense	396	3,241
Painting services and charges	243	591
General and administrative	3,528	2,712
Total expenses	25,954	24,849
Operating income	6,167	5,836
Interest income	16	265
Interest expense	(9,133)	(11,205)
(Loss) income before equity in net loss of joint ventures,
minority interest and income from discontinued operations	(2,950)	(5,104)
Equity in net loss of joint ventures	(22)	(72)
Minority interest in operating partnership	(14)	(13)
(Loss) income from continuing operations	(2,986)	(5,189)
Income from discontinued operations:
Operating (loss) income	(1,279)	1,078
Gain on disposition of properties	42,910	4,561
Income from discontinued operations	41,631	5,639
Net income	38,645	450
Preferred share dividends	(1,200)	(1,262)
Net income (loss) applicable to common shares	$37,445	$(812)

Earnings per common share - basic and diluted:
(Loss) income from continuing operations applicable to
common shares	$(0.26)	$(0.38)
Income from discontinued operations	2.58	0.33
Net income (loss) applicable to common shares	$2.32	$(0.05)

Weighted average shares outstanding - basic and diluted	16,167	17,109

9

Associated Estates Realty Corporation Reconciliation of Funds from Operations (FFO) and Funds Available for Distribution (FAD) (In thousands, except per share data)

		Three Months Ended
		March 31,
		2008	2007
CALCULATION OF FFO AND FAD
Net income (loss) applicable to common shares		$37,445	$(812)

Add:	Depreciation - real estate assets	8,203	7,449
	Depreciation - real estate assets - joint ventures	24	242
	Amortization of joint venture deferred costs	-	9
	Amortization of intangible assets	753	9
Less:	Gain on disposition of properties	(42,910)	(4,561)

	Funds From Operations (FFO) (1)	3,515	2,336

Add:	Defeasance and other prepayment costs	1,959	2,663

	Funds From Operations as Adjusted (1)	5,474	4,999

Add:	Depreciation - other assets	345	304
	Depreciation - other assets - joint ventures	1	47
	Amortization of deferred financing fees	357	235
	Amortization of deferred financing fees - joint ventures	-	12

Less:	Recurring fixed asset additions (2)	(1,105)	(979)
	Recurring fixed asset additions - joint ventures (2)	-	(19)
	Funds Available for Distribution (FAD) (1)	$5,072	$4,599

Weighted average shares outstanding - basic and diluted (3)		16,167	17,109

PER SHARE INFORMATION:
FFO - basic and diluted		$0.22	$0.14
FFO as adjusted - basic and diluted		$0.34	$0.29
Dividends		$0.17	$0.17

Payout ratio - FFO		77.3%	121.4%
Payout ratio - FFO as adjusted		50.0%	58.6%
Payout ratio - FAD		54.8%	63.0%

(1)	See page 21 for the Company's definition of these non-GAAP measurements.

(2)	Fixed asset additions exclude development, investment and non-recurring capital additions and only reflect the Company's prorata share of recurring joint venture capital additions.

(3)

The Company computes the weighted average shares outstanding in accordance with SFAS 128 and accordingly, has excluded 165 common share equivalents from the three months ended March 31, 2008 calculation, and 671 common share equivalents from the three months ended March 31, 2007 calculation, used in the computation of earnings per share and FFO per share, as they would be anti-dilutive to the loss from continuing operations.

10

Associated Estates Realty Corporation Discontinued Operations (1) Three Months Ended March 31, 2008 and 2007 (Unaudited; dollar and share amounts in thousands)

	Three Months Ended March 31,
	2008			2007
		Held			Held
	Sold	for Sale	Total	Sold	for Sale	Total
REVENUE
Property revenue	$3,756	$258	$4,014	$6,406	$245	$6,651

EXPENSES
Property operating and maintenance	1,969	252	2,221	3,882	195	4,077
Depreciation and amortization	724	29	753	1,118	27	1,145
Total expenses	2,693	281	2,974	5,000	222	5,222
Operating income	1,063	(23)	1,040	1,406	23	1,429
Interest income	2	1	3	6	-	6
Interest expense (2)	(2,322)	-	(2,322)	(357)	-	(357)
Gain on disposition of properties	42,910	-	42,910	4,561	-	4,561
Income (loss) from discontinued operations	$41,653	$(22)	$41,631	$5,616	$23	$5,639

Earnings per common share - basic and diluted:
Income from discontinued operations	$2.58	$0.00	$2.58	$0.33	$0.00	$0.33

Weighted average shares outstanding - basic and diluted	16,167	16,167	16,167	17,109	17,109	17,109

(1)

In accordance with SFAS 144, the Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations.  The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved.  In many transactions, these contingencies are not satisfied until the actual closing of the transaction.  Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are fourteen properties disposed of and one property classified as held for sale in 2008 and three properties disposed of in 2007.

(2)	Included in the 2008 expense is $1,959 of defeasance and other prepayment costs.

11

Associated Estates Realty Corporation Overview of Operating Expenses Related to Repairs and Maintenance and Capitalized Expenditures (In thousands, except estimated GAAP useful life and cost per unit)

		Three Months Ended
	Estimated	March 31, 2008
	GAAP Useful		Cost Per
	Life (Years)	Amount	Unit (1)
OPERATING EXPENSES RELATED TO REPAIRS AND MAINTENANCE
Repairs and maintenance (2)		$2,459	$171
Maintenance personnel labor cost (2)		1,604	112
Total Operating Expenses Related to Repairs and Maintenance		4,063	283

CAPITAL EXPENDITURES
Recurring Capital Expenditures (3)
Amenities	5	58	4
Appliances	5	195	13
Building improvements	14	74	5
Carpet and flooring	5	468	33
Furnishings	5	70	5
Office/Model	5	1	-
HVAC and mechanicals	15	128	9
Landscaping and grounds	14	52	4
Miscellaneous	5	29	2
Total Recurring Capital Expenditures - Properties		1,075	75
Corporate capital expenditures (4)		30	2
Total Recurring Capital Expenditures		1,105	77
Total Recurring Capital Expenditures and Repairs and Maintenance		$5,168	$360

Total Recurring Capital Expenditures		$1,105
Investment/Revenue Enhancing Expenditures (5)
Building improvements - building improvements	20	2
Building improvements - unit upgrades	5	2
Total Investment/Revenue Enhancing Expenditures		4
Corporate office renovations	Various	82
Grand Total Capital Expenditures		$1,191

(1)	Calculated using weighted average units owned during the three months ended March 31, 2008 of 14,342.

(2)	Included in property operating and maintenance expense in the Consolidated Statements of Operations.

(3)	See page 23 for the Company's definition of recurring fixed asset additions.

(4)	Includes upgrades to computer hardware and software as well as corporate office furniture and fixtures.

(5)	See page 23 for the Company's definition of investment/revenue enhancing additions.

12

Associated Estates Realty Corporation
Fees, Reimbursements and Other Revenue, Direct Property Management and Service Company Expense and General Administrative Expense
For the Three Months Ended March 31, 2008 and 2007
(In thousands)

	Three Months Ended
	March 31,
	2008	2007
Fees, Reimbursements and Other Revenue
Property management fees	$74	$560
Asset management fees	43	95
Other revenue	157	3
Payroll reimbursements(1)	279	2,036

Fees, Reimbursements and Other Revenue(2)	553	2,694

Direct Property Management and Service Company Expense
Service company allocations	117	1,205
Payroll reimbursements(1)	279	2,036

Direct Property Management and Service Company Expense(2)	396	3,241

Service Company NOI	$157	$(547)

General and Administrative and Service Company Expense
General and administrative expense(2)	$3,528	$2,712
Service company allocations	117	1,205

General and Administrative and Service Company Expense	$3,645	$3,917

(1)	Salaries and benefits reimbursed in connection with the management of properties for third parties.

(2)	As reported per the Consolidated Statement of Operations.

13

Associated Estates Realty Corporation Same Community Data Operating Results for the Last Five Quarters (Unaudited, in thousands, except unit totals and per unit amounts)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Property Revenue	$28,379	$28,230	$28,401	$28,032	$27,375

Property Operating and
Maintenance Expenses
Personnel	3,392	3,348	3,352	3,307	3,203
Advertising	376	405	377	362	351
Utilities	1,561	1,470	1,536	1,376	1,462
Repairs and maintenance	1,912	1,768	2,330	2,614	2,004
Real estate taxes and insurance	3,926	3,746	4,573	4,271	3,654
Other operating	957	1,072	1,132	1,117	1,014
Total Expenses	12,124	11,809	13,300	13,047	11,688

Net Operating Income	$16,255	$16,421	$15,101	$14,985	$15,687

Operating Margin	57.3%	58.2%	53.2%	53.5%	57.3%

Total Number of Units	11,025	11,025	11,025	11,025	11,025

NOI Per Unit	$1,474	$1,489	$1,370	$1,359	$1,423

Average Net Collected Per Unit (1)	$831	$826	$831	$821	$806

Physical Occupancy - End of Period (2)	95.0%	94.5%	95.9%	96.4%	96.0%

(1)	Represents gross potential rents less vacancies and concessions.

(2)	Is defined as number of units occupied divided by total number of units.

14

Associated Estates Realty Corporation Same Community Data As of March 31, 2008 and March 31, 2007 (Unaudited, in thousands, except unit totals and per unit amounts)

			Net Rent			Average
			Collected			Rent			Physical		Turnover
			per Unit (1)			per Unit (2)			Occupancy (3)		Ratio (4)
	No. of	Average	Q1	Q1%		Q1	Q1%		Q1	Q1	Q1	Q1
	Units	Age (5)	2008	2007	Change	2008	2007	Change	2008	2007	2008	2007
Midwest Properties
Indiana	836	12	$772	$737	4.7%	$902	$893	1.0%	93.7%	95.2%	46.4%	50.7%
Michigan	2,888	17	710	695	2.2%	827	836	(1.1)%	95.7%	97.5%	49.9%	46.8%
Ohio - Central Ohio	2,621	17	737	695	6.0%	820	806	1.7%	94.7%	95.5%	45.2%	51.3%
Ohio - Northeastern Ohio	1,399	13	877	841	4.3%	986	980	0.6%	96.0%	95.0%	47.5%	40.3%
Pennsylvania	468	22	708	681	4.0%	819	808	1.4%	95.5%	97.0%	47.9%	48.7%
Total Midwest Properties	8,212	16	753	723	4.1%	859	855	0.5%	95.2%	96.2%	47.5%	47.6%

Mid-Atlantic/Southeast
Properties
Florida	1,272	9	1,155	1,183	(2.4)%	1,330	1,301	2.2%	94.3%	95.8%	55.0%	62.6%
Georgia	874	20	798	767	4.0%	933	932	0.1%	93.4%	95.8%	66.4%	68.6%
Baltimore/Washington	667	22	1,220	1,154	5.7%	1,302	1,257	3.6%	96.0%	93.9%	30.6%	45.0%
Total Mid-Atlantic/
Southeast Properties	2,813	16	1,059	1,047	1.1%	1,200	1,176	2.0%	94.4%	95.3%	52.8%	60.3%

Total/Average Same
Community	11,025	16	$831	$806	3.1%	$946	$937	1.0%	95.0%	96.0%	48.9%	50.9%

(1)	Represents gross potential rents less vacancies and allowances for all units divided by the number of units in a market.

(2)	Represents gross potential rents for all units divided by the number of units in a market.

(3)	Represents physical occupancy at the end of the quarter.

(4)	Represents the number of units turned over for the quarter, divided by the number of units in a market, annualized.

(5)	Age shown in years.

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Associated Estates Realty Corporation Property Revenue For the Three Months Ended March 31, 2008 and 2007

		2008	2007	Q1	Q1
	No. of	Physical	Physical	2008	2007	Increase/	%
Property Revenue	Units	Occupancy (1)	Occupancy (1)	Revenue	Revenue	(Decrease)	Change
Same Community
Midwest Properties
Indiana	836	93.7%	95.2%	$2,005	$1,924	$81	4.2%
Michigan	2,888	95.7%	97.5%	6,424	6,258	166	2.7%
Ohio - Central Ohio	2,621	94.7%	95.5%	5,995	5,627	368	6.5%
Ohio - Northeastern Ohio	1,399	96.0%	95.0%	3,804	3,618	186	5.1%
Pennsylvania	468	95.5%	97.0%	1,010	971	39	4.0%
Total Midwest Properties	8,212	95.2%	96.2%	19,238	18,398	840	4.6%

Mid-Atlantic/Southeast Properties
Florida	1,272	94.3%	95.8%	4,533	4,591	(58)	(1.3)%
Georgia	874	93.4%	95.8%	2,143	2,059	84	4.1%
Baltimore/Washington	667	96.0%	93.9%	2,465	2,327	138	5.9%
Total Mid-Atlantic/
Southeast Properties	2,813	94.4%	95.3%	9,141	8,977	164	1.8%

Total Same Community	11,025	95.0%	96.0%	28,379	27,375	1,004	3.7%

Acquisitions (2)
Virginia	268	96.3%	N/A	1,022	-	1,022	100.0%
Georgia	843	89.4%	N/A	2,030	-	2,030	100.0%

Total Property Revenue	12,136	94.6%	96.0%	$31,431	$27,375	$4,056	14.8%

(1)	Represents physical occupancy at the end of the quarter.

(2)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

16

Associated Estates Realty Corporation Property Operating Expenses For the Three Months Ended March 31, 2008 and 2007

		2008	2007	Q1	Q1
	No. of	Physical	Physical	2008	2007	Increase/	%
Property Operating Expenses	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease)	Change
Same Community
Midwest Properties
Indiana	836	93.7%	95.2%	$899	$802	$97	12.1%
Michigan	2,888	95.7%	97.5%	3,004	2,928	76	2.6%
Ohio - Central Ohio	2,621	94.7%	95.5%	2,715	2,611	104	4.0%
Ohio - Northeastern Ohio	1,399	96.0%	95.0%	1,542	1,492	50	3.4%
Pennsylvania	468	95.5%	97.0%	439	426	13	3.1%
Total Midwest Properties	8,212	95.2%	96.2%	8,599	8,259	340	4.1%

Mid-Atlantic/Southeast Properties
Florida	1,272	94.3%	95.8%	1,738	1,685	53	3.1%
Georgia	874	93.4%	95.8%	1,008	980	28	2.9%
Baltimore/Washington	667	96.0%	93.9%	779	764	15	2.0%
Total Mid-Atlantic/
Southeast Properties	2,813	94.4%	95.3%	3,525	3,429	96	2.8%

Total Same Community	11,025	95.0%	96.0%	12,124	11,688	436	3.7%

Acquisitions (2)
Virginia	268	96.3%	N/A	313	-	313	100.0%
Georgia	843	89.4%	N/A	802	-	802	100.0%

Total Property Operating Expenses	12,136	94.6%	96.0%	$13,239	$11,688	$1,551	13.3%

(1)	Represents physical occupancy at the end of the quarter.

(2)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

17

Associated Estates Realty Corporation Property Net Operating Income (Property NOI) For the Three Months Ended March 31, 2008 and 2007

		2008	2007	Q1	Q1
	No. of	Physical	Physical	2008	2007	Increase/	%
Property NOI (1)	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease)	Change
Same Community
Midwest Properties
Indiana	836	93.7%	95.2%	$1,106	$1,122	$(16)	(1.4)%
Michigan	2,888	95.7%	97.5%	3,420	3,330	90	2.7%
Ohio - Central Ohio	2,621	94.7%	95.5%	3,280	3,016	264	8.8%
Ohio - Northeastern Ohio	1,399	96.0%	95.0%	2,262	2,126	136	6.4%
Pennsylvania	468	95.5%	97.0%	571	545	26	4.8%
Total Midwest Properties	8,212	95.2%	96.2%	10,639	10,139	500	4.9%

Mid-Atlantic/Southeast Properties
Florida	1,272	94.3%	95.8%	2,795	2,906	(111)	(3.8)%
Georgia	874	93.4%	95.8%	1,135	1,079	56	5.2%
Baltimore/Washington	667	96.0%	93.9%	1,686	1,563	123	7.9%
Total Mid-Atlantic/
Southeast Properties	2,813	94.4%	95.3%	5,616	5,548	68	1.2%

Total Same Community	11,025	95.0%	96.0%	16,255	15,687	568	3.6%

Acquisitions (3)
Virginia	268	96.3%	N/A	709	-	709	100.0%
Georgia	843	89.4%	N/A	1,228	-	1,228	100.0%

Total Property NOI	12,136	94.6%	96.0%	$18,192	$15,687	$2,505	16.0%

(1)	See page 23 for a reconciliation of net (loss) income to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2)	Represents physical occupancy at the end of the quarter.

(3)

The Company defines acquisition properties as acquired properties which have not yet reached stabilization.  A property is considered stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

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Associated Estates Realty Corporation Debt Structure As of March 31, 2008 (Dollar amounts in thousands)

	Balance	Percentage	Weighted
	Outstanding	of	Average
FIXED RATE DEBT	March 31, 2008	Total Debt	Interest Rate

Mortgages payable - CMBS	$156,574	30.9%	7.7%
Mortgages payable - other (1)	275,747	54.5%	5.8%
Unsecured debt	25,780	5.1%	7.9%
Total fixed rate debt	458,101	90.5%	6.6%

VARIABLE RATE DEBT
Mortgages payable	35,000	6.9%	4.0%
Revolver	13,000	2.6%	4.5%
Total variable rate debt	48,000	9.5%	4.1%
TOTAL DEBT	$506,101	100.0%	6.4%

Interest coverage ratio (2)	1.74
Fixed charge coverage ratio (3)	1.55
Weighted average maturity	5.2 years

	Fixed Rate	Fixed Rate
SCHEDULED PRINCIPAL MATURITIES	CMBS	Other	Variable Rate	Total

2008	$-	$-	$-	$-
2009	37,643	-	35,000	72,643
2010	15,750	63,000	-	78,750
2011(4)	56,298	-	13,000	69,298
2012	46,883	36,000	-	82,883
Thereafter	-	202,527	-	202,527
Total	$156,574	$301,527	$48,000	$506,101

(1)	Includes $63,000 of variable rate debt swapped to fixed.

(2)

Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs, and excluding defeasance, other prepayment and/or preferred repurchase costs.  See page 22 for a reconciliation of net income (loss) available to common shareholders to EBITDA and for the Company's definition of EBITDA.

(3)	Represents interest expense and preferred stock dividend payment coverage, excluding defeasance, and/or other prepayment costs.

(4)	Includes the Company's revolving credit facility.

19

Associated Estates Realty Corporation 2008 Financial Outlook As of April 29, 2008

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected.  Please see the paragraph on forward-looking statements on the cover of this document for a list of risk factors.

Earnings Guidance Per Common Share
Expected net income	$1.96 to $2.00
Expected real estate depreciation and amortization	2.20
Expected adjustments to unconsolidated joint ventures	0.01
Expected defeasance and other prepayment costs on secured debt	0.12
Expected gains on disposition of properties	(3.07)
Expected Funds from Operations as Adjusted (1)	$1.22 to $1.26

Same Community Portfolio
Revenue growth	3.0% to 3.3%
Expense growth	2.5% to 2.9%
Property NOI (2) growth	3.3% to 3.7%
Physical occupancy	94.0% to 94.5%

Transactions
Acquisitions	$100 million
Dispositions	$100 million
Development	$0 million

Corporate Expenses
General and administrative expense	$13.8 million
Service company expense (3)	$0.5 million
Total	$14.3 million

Debt
Capitalized interest	$0 million
Expensed interest (excluding defeasance/prepayment costs) (4)	$38.8 million
Expected defeasance/prepayment costs	$2.0 million

Capital Structure
Common share repurchases	$0 million
Preferred share repurchases	$0 million

(1)	See page 21 for the Company's definition of this non-GAAP measurement.

(2)	See page 23 for the Company's definition of this non-GAAP measurement.

(3)

Excludes salaries and benefits reimbursed in connection with the management of properties for third parties which are grossed up in fees, reimbursements and other and direct property management and service company expense in accordance with GAAP.

(4)	Includes $1.4 million of deferred financing costs.

20

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

This supplemental includes certain non-GAAP financial measures that the Company believes are helpful in understanding our business, as further described below.  The Company's definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations ("FFO")

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under GAAP, adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.  The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.

Funds from Operations ("FFO") as Adjusted

The Company defines FFO as adjusted as FFO, as defined above, plus the add back of defeasance and other prepayment costs of $2.0 million for the three months ended March 31, 2008, and $2.7 million for the three months ended March 31, 2007.  In accordance with GAAP, these prepayment costs are included as interest expense in the Company's Consolidated Statement of Operations.  The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

Funds Available for Distribution ("FAD")

The Company defines FAD as FFO as adjusted, as defined above, plus depreciation-other and amortization of deferred financing fees less recurring fixed asset additions.  Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions.  Adjustments for joint ventures are calculated to reflect FAD on the same basis.  The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets.  Unlike FFO and FFO as adjusted, FAD also reflects the recurring capital expenditures that are necessary to maintain the associated real estate.

21

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

 EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  The Company considers EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation and interest which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt.  Below is a reconciliation of net income (loss) available to common shareholders to EBITDA.

	Three Months Ended
	March 31,
	2008	2007

Net income (loss) available to common shareholders	$37,445	$(812)
Equity in net loss of joint ventures	22	72
Preferred share dividends and repurchase costs	1,200	1,262
Interest income	(19)	(271)
Interest expense (1)	11,455	11,562
Depreciation and amortization	9,301	7,762
Gain on disposition of properties	(42,910)	(4,561)
Taxes	61	69
EBITDA	16,555	15,083
EBITDA - Joint Ventures:
Equity in net loss of joint ventures	(22)	(72)
Interest expense	8	355
Depreciation and amortization	25	298
EBITDA - Joint Ventures	11	581

Total EBITDA	$16,566	$15,664

(1)	The three months ended March 31, 2008 and 2007 include defeasance and other prepayment costs of $1,959 and $2,663, respectively.

Net Operating Income ("NOI")

NOI is determined by deducting property operating and maintenance expenses, direct property management and service company expense and painting service expense from total revenue.  The Company evaluates the performance of its reportable segments based on NOI.  The Company considers NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio and management and service company at the property and management service company level and is used to assess regional property and management and service company level performance.  NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.

22

Associated Estates Realty Corporation Definitions of Non-GAAP Financial Measures

Property Net Operating Income ("Property NOI")

Property NOI is determined by deducting property operating and maintenance expenses from total property revenue.  The Company considers Property NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to assess regional property level performance.  Property NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.  The following is a reconciliation of Property NOI to total consolidated net income.

	Three Months Ended
	March 31,
(In thousands)	2008	2007

Property NOI	$18,192	$15,687
Service company NOI	157	(547)
Painting services NOI	(106)	25
Depreciation and amortization	(8,548)	(6,617)
General and administrative expense	(3,528)	(2,712)
Interest income	16	265
Interest expense (1)	(9,133)	(11,205)
Equity in net loss of joint ventures	(22)	(72)
Minority interest in operating partnership	(14)	(13)
Income from discontinued operations:
Operating (loss) income	(1,279)	1,078
Gain on disposition of properties	42,910	4,561
Income from discontinued operations	41,631	5,639

Consolidated net income	$38,645	$450

(1)	The three months ended March 31, 2007, include defeasance and other prepayment costs of $2,663.

Recurring Fixed Asset Additions

The Company considers recurring fixed asset additions to a property to be capital expenditures made to replace worn out assets so as to maintain the property's value.

Investment/Revenue Enhancing and/or Non-Recurring Fixed Asset Additions

The Company considers investment/revenue enhancing and/or non-recurring fixed assets to be capital expenditures if such improvements increase the value of the property and/or enable the Company to increase rents.

Same Community Properties

Same Community properties are conventional multifamily residential apartments, which have reached stabilization and were owned and operational for the entire periods presented.  The Company considers a property stabilized when its occupancy rate reaches 93.0% and the Company has owned the property for one year.

23